Exhibit 99.1

For more information:
Mike Campbell, 816-842-8181
FOR IMMEDIATE RELEASE	investorrelations@inergyservices.com

Inergy to Acquire Tres Palacios Natural Gas Storage Facility

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Expands Natural Gas Storage Operations; Establishes New Midstream Market Platform

Kansas City, MO (September 7, 2010) – Inergy, L.P. (NYSE:NRGY) (“Inergy”) announced today that its wholly owned subsidiary, Inergy Midstream, LLC, has executed a definitive agreement to purchase Tres Palacios Gas Storage LLC, the owner of the Tres Palacios natural gas storage facility, for $725 million plus reimbursement of certain capital expenditures and subject to customary net working capital adjustments. Located in Matagorda County, Texas, Tres Palacios is a high deliverability, salt dome natural gas storage facility with approximately 38.4 Bcf of working gas capacity including 27.1 Bcf of current working gas capacity (Caverns 1 and 2) and 11.4 Bcf of incremental working gas capacity scheduled to be placed in service in the fourth calendar quarter of 2010 (Cavern 3). The facility is expandable by an additional 9.5 Bcf of working gas capacity which Inergy expects to place in service by or before 2014 (Cavern 4). Located approximately 100 miles southwest of Houston, Tres Palacios is currently connected to a total of ten intrastate and interstate pipelines via a 40 mile, 24” dual-pipe, looped header system offering connectivity to multiple demand markets including the Houston and San Antonio metropolitan areas and the broader Texas markets as well as markets in the Northeast, Midwest, Southeast, and Mid-Atlantic United States and Mexico. Tres Palacios offers customers greater than six-turn gas storage capability with maximum withdrawal capacity of 2.5 Bcf/day and maximum injection capacity of 1 Bcf/day.

“Inergy is very pleased to announce the acquisition of another premier midstream storage platform. The facility adds to Inergy’s portfolio of valuable natural gas storage assets and provides the partnership with an additional platform for growth,” said John Sherman, President and CEO of Inergy, L.P. “In addition to the specific capacity expansion plans at Tres Palacios, we expect to pursue a number of additional development opportunities around this asset with advantaged economics similar to our strategy and successful expansion efforts around our initial Stagecoach storage facility investment in the Northeast.”

Approximately 90% of the existing storage capacity at Tres Palacios is under firm storage contracts; and Inergy expects to enter into firm storage contracts for the capacity scheduled to be placed into service in the fourth quarter, consistent with its strategy of delivering stable, predictable cash flows for unitholders. Inergy expects the Tres Palacios acquisition to be immediately accretive to distributable cash flow per common unit of Inergy, L.P.

The Tres Palacios acquisition creates a significant additional gas storage footprint to Inergy’s existing platform and creates the largest independent natural gas storage provider in the United States. In addition to the approximate 38.4 Bcf of storage capacity (Caverns 1, 2 and 3), Tres Palacios provides Inergy attractive future expansion opportunities on the Markham salt dome. If fully developed, the Markham salt dome has the capacity to support in excess of 150 Bcf of natural gas storage capacity, subject to market demand. “The Tres Palacios facility is well positioned to supply the large daily needs of the Texas natural gas fired power generation market as well as leverage Inergy’s existing customer relationships in the natural gas storage industry,” said Bill Moler, Senior Vice President of Inergy Midstream.

To fund the acquisition, Inergy has secured a commitment letter for an underwritten $700 million bridge financing from Wells Fargo, Barclays Capital, and J.P. Morgan. The remaining consideration and transaction fees and expenses will be initially funded by borrowings on Inergy’s existing $525 million secured credit facilities. Inergy expects to permanently fund the acquisition with a combination of long-term debt and equity consistent with its goal of maintaining a strong balance sheet and liquidity position. Wells Fargo Securities, LLC acted as financial advisor to Inergy and Barclays Capital acted as financial advisor to the seller in connection with the transaction.

Completion of the transaction, which Inergy anticipates will occur within the next 60 days, is subject to approval under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions. Inergy expects that the closing of the Tres Palacios acquisition will occur prior to Inergy’s previously announced simplification transaction with Inergy Holdings, L.P., which is currently anticipated to occur during the fourth calendar quarter of 2010.

Management will host a live conference call and internet web-cast to discuss the transaction at 10:00 a.m. Central Time, Tuesday, September 7, 2010. The call-in number for the conference call is 1-877-405-3427, and the conference name is Inergy, L.P. The live internet web-cast and the replay can be accessed on Inergy’s Web site, www.inergylp.com. A digital recording of the call will be available for one week following the call by dialing 1-800-642-1687 and entering the pass code 99418303.

About Inergy, L.P. and Inergy Holdings, L.P.

Inergy, L.P., headquartered in Kansas City, Mo., is among the fastest growing master limited partnerships in the country. The company’s operations include the retail marketing, sale, and distribution of propane to residential, commercial, industrial, and agricultural customers. Today, Inergy serves nearly 800,000 retail customers from over 300 customer service centers throughout the United States. The company also operates a 40 Bcf natural gas storage business; a liquid petroleum gas storage business; a solution-mining and salt production company; and a propane supply logistics, transportation, and wholesale marketing business that serves independent dealers and multi-state marketers in the United States and Canada. Inergy Holdings, L.P.’s assets consist of its ownership interest in Inergy, L.P., including limited partnership interests, ownership of the general partners, and the incentive distribution rights.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent our intentions, plans, expectations, assumptions, and beliefs about future events. This release includes forward-looking statements concerning the expectation that the closing conditions will be satisfied and the Tres Palacios acquisition will close, the accretion expectations as a result of Tres Palacios, the availability and timing of any expansion possibilities at Tres Palacios, the expectation that the acquisition will be funded by a combination of debt and equity, the anticipated future storage capacity at storage projects as well as future demand for such capacity, and the timing of the pending simplification transaction with Inergy Holdings, L.P. Forward-looking statements are subject to certain risks, uncertainties, and assumptions, many of which are outside our control. Should one or more of these risks or uncertainties materialize or any underlying assumption proves incorrect, actual results may vary materially from those anticipated, estimated, or projected. Among the key factors that could cause actual results to differ materially from those referred to in the forward-looking statements are: weather conditions that vary significantly from historically normal conditions, the demand for high deliverability natural gas storage capacity in the Northeast and in Texas, the general level of natural gas and other hydrocarbon product demand, the availability of natural gas, the price of natural gas to the consumer compared to the price of alternative and competing fuels, our ability to successfully implement our business plan for midstream expansion, our ability to generate available cash for distribution to unitholders, the outcome of certificate and rate decisions issued by the Federal Energy Regulatory Commission, and the costs and effects of legal, regulatory, and administrative proceedings against us or which may be brought against us. These and other risks and assumptions are described in Inergy’s annual report on Form 10-K and other filings we make with the United States Securities and Exchange Commission, which are available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate news, unit prices, and additional information about Inergy, including reports from the United States Securities and Exchange Commission, are available on the company’s web site, www.InergyLP.com. For more information, contact Mike Campbell in Inergy’s Investor Relations Department at 816-842-8181 or via e-mail at investorrelations@inergyservices.com.

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